EXHIBIT 23.2


                        CONSENT OF KPMG PEAT MARWICK LLP






                       CONSENT OF INDEPENDENT ACCOUNTANTS





         The Board of Directors
         J. Baker, Inc.


         We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the J. Baker, Inc. Non-Qualified Stock Option Grants, the Amended and Restated 1992 Directors' Stock Option Plan and the Amended and Restated 1994 Equity Incentive Plan of our report dated March 23, 1998 relating to the consolidated balance sheets of J. Baker, Inc. and subsidiaries as of January 31, 1998 and February 1, 1997 and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended January 31, 1998 which report is included in the Company's Annual Report of Form 10-K pursuant to the Securities Exchange Act of 1934 for the year ended January 31, 1998.



                                      /s/ KPMG Peat Marwick LLP
                                      KPMG PEAT MARWICK LLP


         Boston, Massachusetts

         July 24, 1998